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                                                                     Exhibit 4.8

                             SHARE TRANSFER CONTRACT

                            IN RELATION TO SHARES IN

            BEIJING FUHUA INNOVATION TECHNOLOGY DEVELOPMENT CO.,LTD.

                            THE TRANSFEROR: NING JUN

                                       AND

                           THE TRANSFEREE: ZHAO ZHIWEI

                                NOVEMBER 20, 2006

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                                TABLE OF CONTENT

ARTICLE 1   DEFINITIONS.....................................................   1
   1.1      Definitions.....................................................   1
   1.2      Interpretation..................................................   2

ARTICLE 2   TRANSFER........................................................   2

ARTICLE 3   CONSIDERATION...................................................   2

ARTICLE 4   TERM AND TERMINATION............................................   2

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR................   3

ARTICLE 6   NOTICES.........................................................   3

ARTICLE 7   GOVERNING LAW AND DISPUTE RESOLUTION............................   3
   7.1      Governing Law...................................................   3
   7.2      Arbitration.....................................................   3

ARTICLE 8   MISCELLANEOUS...................................................   4
   8.1      Further Assurance...............................................   4
   8.2      Non-Assignability...............................................   4
   8.3      Waivers.........................................................   4
   8.4      Amendments......................................................   4
   8.5      Severability....................................................   4
   8.6      Entire Agreement................................................   5
   8.7      Force Majeure...................................................   5
   8.8      Successors and Assigns..........................................   5
   8.9      Counterparts....................................................   6
   8.10     Signature and Language..........................................   6
   8.11     Third Party Agreements..........................................   6
   8.12     No Third Party Beneficiaries....................................   6

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                             SHARE TRANSFER CONTRACT

This Share Transfer Contract is entered into by the following Parties on November 20, 2006:

     (1) NING JUN (the "TRANSFEROR"),

Address:   655-43, Jiefang Road, Dalian City, Liaoning Province, P.R.China
ID Number: __________; and

     (2) ZHAO ZHIWEI, (the "TRANSFEREE")

Address: 9th Floor of Tower C, Corporate Square, 35 Financial Street, Xicheng District, Beijing 100032, P.R.China
ID Number: _________

WHEREAS:

1. Fuhua Innovation Technology Development Co., Ltd. (the "Company") is a limited liability company duly organized and validly existing under the laws of China, and its registered capital is RMB 3,000,000.

2. The Transferor is a shareholder of the Company, and the beneficiary owner of 45% of equity shares of the Company, and contributed its full investment in accordance with laws.

3. The Transferor intends to sell to the Transferee, and the Transferee intends to purchase from the Transferor, all shares of the Company owned by the Transferor, representing 45% of the total share capital of the Company.

THEREFORE, after friendly consultations conducted in accordance with the principles of equality, the Transferor and the Transferee hereby agree as follows:

ARTICLE 1 DEFINITIONS

1.1  Definitions

The following terms as used in this Contract shall have the meanings set forth below unless otherwise specified herein:

(1) CONTRACT:  shall mean this Share Transfer Contract;

(2) SHARES:    shall mean all shares of the Company owned by the Transferor, representing 45% of the total share capital of the Company;

(3) RMB:       shall mean the lawful currency of China;

(4) PRC/CHINA: shall mean the People's Republic of China which, for the purposes of this Contract, does not include the


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               Hong Kong Special Administrative Regions, the Macau Special
               Administrative Region, and Taiwan.

1.2  Interpretation

(1) The articles of the Whereas clause and the Schedule of this Contract form an integral part of this Contract and shall have the same effect as if set out in the body of this Contract. References to this Contract shall be construed as this Contract in its form as so supplemented, revised, altered, or amended, and shall include their articles under the Whereas section and Schedules;

(2) The headings of each article and schedule are for convenience of reference only and shall not affect or restrict the meaning or interpretation of this Contract;

(3) Each of the Transferor and the Transferee is also be referred to as "a Party" and collectively as "the Parties" to this Contract; and

ARTICLE 2 TRANSFER

     Subject to the terms and conditions of this Contract, the Transferor agrees to sell the Shares to the Transferee, and the Transferee agrees to purchase the Shares from the Transferor.

ARTICLE 3 CONSIDERATION

     Both Parties agree after negotiation that the consideration for the transfer of the Shares shall be an aggregate of the RMB 1,350,000.

ARTICLE 4 TERM AND TERMINATION

4.1 This Contract and the rights and obligations of the Parties to this Contract shall take effect upon the execution of this Contract and shall continue in full force and effect unless earlier terminated as provided herein.

4.2 This Contract may be terminated as follows:

(1) The Parties unanimously agree to terminate this Contract through consultation.

(2) If any Party enters into any voluntary or involuntary bankruptcy proceedings unless the same are dismissed within 90 days after their commencement or such Party is declared bankrupt by courts or any other Governing Authorities, any of the other Parties may terminate this Contract upon written notice to such Party.

(3) This Contract may be terminated due to the occurrence of any event of Force Majeure.


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ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

5.1 The execution and performance by the Transferor of this Contract does not contravene any law or contract binding on it.

5.2 The Transferor is the legal owner of the Shares and has full legal right, power and authority to enter into this Contract, and to perform all its obligations hereunder.

5.3 As of the Execution Date, the Company is duly incorporated and validly existing. All required approval and permission relating to the production and operations have been properly obtained. To the knowledge of the Transferor in its capacity as the controlling shareholder of the Company, the Company is not in material violation of any statute, rule or regulation and is not subject to any ongoing or potential litigation, arbitration, or disputes.

ARTICLE 6 NOTICES

     Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Contract shall be in writing and in English and Chinese and shall be provided by one or more of the following means, and the effective date thereof shall be deemed to be (a) when received, if delivered personally, (b) on the date of transmission with receipt of a transmittal confirmation, if transmitted by facsimile, or (c) on the fourth
(4th) Business Day following the date of deposit with a courier service, or such earlier delivery date as may be confirmed in writing to the sender by a courier service, if sent by EMS or other courier service. All such notices, requests, demands and other communications shall be addressed as follows or as a Party may notify the other Party from time to time:

          Transferor:   Ning Jun
          Address:      655-43, Jiefang Road, Dalian City, Liaoning Province,
                        P.R.China
          Telephone:    [__________]
          Fax:          [__________]

          Transferee:   Zhao Zhiwei
          Address:      Floor 9 of Tower C, Corporate Square, 35 Financial
                        Street, Xicheng District, Beijing 100032, P.R.China
          Telephone:    [__________]
          Fax:          [__________]

ARTICLE 7 GOVERNING LAW AND DISPUTE RESOLUTION

7.1  Governing Law

     This Contract shall be governed by and construed under the laws of China.

7.2  Arbitration


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     Any dispute arising out of or in connection with, or related to, this
Contract, (including any question regarding its existence, validity or termination or as to rights or obligations of the Parties hereunder) which is not settled by friendly discussions shall be referred to the Beijing Arbitration Commission for final resolution in accordance with its Arbitration Rules from time to time in force which rules are deemed to be incorporated by reference into this Article.

     The Parties hereby exclude any rights of appeals to any court on the merits of the dispute subject to arbitration.

ARTICLE 8 MISCELLANEOUS

8.1  Further Assurance

     During all time after the Execution Date, for the realization of the interests of the other Party, and in consummation of the Transaction described herein, each Party shall take all necessary action and execute all documents as reasonably requested by the other Party, and shall act as reasonably requested by the other Party. The Parties shall use their best efforts to cause any other third party to execute such documents and to perform such acts.

8.2  Non-Assignability

     Unless otherwise agreed in writing by the Parties to this Contract, neither this Contract nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties without the prior written consent of the other Party.

8.3  Waivers

     No waiver of any right of a Party under this Contract will be effective unless evidenced by an instrument in writing duly executed by such Party. No failure on the part of a Party to exercise, and no delay in exercising, any of its rights hereunder will operate as a waiver thereof (for the avoidance of doubt, if the exercise of any right is subject to a term, such right shall be exercised within such term), nor will any single or partial exercise by either Party of any right preclude any other or future exercise thereof or the exercise of any other right.

8.4  Amendments

     Amendments to this Contract (or documents mentioned herein) shall be made in writing and signed by the Parties or their duly authorized representatives and shall be subject to the completion of the examination and approval procedures as required by laws and regulations (if applicable).

8.5  Severability

     If any provision of this Contract should be or become fully or partly invalid,


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illegal or unenforceable in any respect for any reason whatsoever, such provision shall have no effect to the extent that it is invalid or unenforceable and shall be deemed to be excluded from this Contract. The validity and enforceability of the remaining provisions of this Contract shall not be impaired. The Parties shall use their best reasonable efforts to substitute such invalid or unenforceable provision with a suitable and equitable provision that serves the intent and purpose of such invalid or unenforceable provision. If the exclusion of a provision of this Contract results in the inability of the Parties to achieve the material objectives of this Contract, the Parties will negotiate in good faith to amend or terminate this Contract on mutually acceptable terms.

8.6  Entire Agreement

     This Contract and the Cooperation Framework Contract constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

8.7  Force Majeure

     "Force Majeure" shall mean unforeseeable, unavoidable and insurmountable objective conditions (such conditions include but shall not be limited to earthquakes, typhoons, flood, fire, strikes, war, or riots). If an event of Force Majeure occurs and affects a Party's performance of its obligations under this Contract, such performance shall be suspended during the period of delay caused by the Force Majeure and shall be extended, without penalty, for a period equal to such suspension. The Party claiming Force Majeure shall promptly inform the other Party in writing and shall, within seven (7) Business Days of the occurrence of the event of Force Majeure, or in the event of communication disruption, within seven (7) Business Days upon the restoration of the communication facilities, furnish the other Party by fax and by express-mail with sufficient detailed information regarding the event of Force Majeure and shall provide proof of the occurrence and duration of such Force Majeure.

     If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use the reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance hereunder whenever the causes of such excuse are cured. Should the Party so affected by the event of Force Majeure fail to resume performance hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

     In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

8.8  Successors and Assignees

     This Contract is executed for the interests of the Parties and their respective successors and authorized assignees and shall be binding among them.


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8.9  Counterparts

     This Contract may be executed in any number of counterparts, and each counterpart, upon execution and delivery, shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

8.10 Signature and Language

     This Contact shall be executed in 2 original copies in Chinese with equal validity.

8.11 Third Party Agreements

     Neither Party shall make any separate agreement with any third party that is inconsistent with any of the provisions of this Contract.

8.12 No Third Party Beneficiaries

     No provisions of this Contract, whether expressed or implied, are intended or shall be construed to confer upon or give to any person or entity other than the specific parties hereto any rights, remedies or other benefits under or by reason of this Contract.


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(Execution Page)

IN WITNESS WHEREOF, the Parties hereto have signed this Contract as of the date first written above.

Transferor: Ning Jun


/s/ Jun Ning              (signature)
-------------------------


Transferee: Zhao Zhiwei


/s/ Zhiwei  Zhao          (signature)
-------------------------


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